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                                                                   EXHIBIT 10-31


                        SEVERANCE AGREEMENT AND OTHER MATTERS



         AGREEMENT made as of February 11, 1997, by and between MIDWAY AIRLINES CORPORATION, a Delaware corporation (the "Company") and ROBERT R. FERGUSON III, a resident of Houston, Texas ("Executive").

         The parties hereto agree as follows:

         1. EMPLOYMENT. Company hereby employs Executive, and Executive hereby accepts employment with Company, upon the terms and conditions set forth in this Agreement.

              (a) TERM. Subject to the provisions hereof, Executive's employment will begin upon the date first written above and continue until terminated pursuant to Section 4 hereof.

              (b) POSITION AND DUTIES. Executive will serve as President and Chief Executive Officer of the Company. Executive will report directly to, and will perform such duties consistent with his position as are assigned to him by the Board of Directors (the "Board") of the Company. As soon as reasonably practicable, the Company will cause Executive to be elected as a member of, and Chairman of, the Board during the period of his employment hereunder.

              (c) FULL TIME. Executive will devote his full business time, attention and energy to the performance of his duties under this Agreement. Executive will be entitled to have outside investments and outside business interests of a passive nature if and to the extent such investments and interests do not interfere with his ability to fully discharge the duties of his employment hereunder and do not otherwise conflict with the provisions hereof.

         2.   COMPENSATION.

              (a) SALARY. The Company will pay salary to Executive at an annual rate of $200,000 (the "Annual Salary"), payable in equal installments in accordance with the Company's normal payroll practices and subject to periodic review not less than annually.

              (b) BENEFITS. During the term of his employment, Executive will be entitled to the group health, life insurance, disability income, and other fringe, welfare and pension benefits that are generally made available to other executive employees of the Company. Executive will be entitled to take reasonable amounts of vacation during each fiscal year of the Company consistent with Executive's obligations pursuant to 1(c).

              (c) OPTIONS. As of February 11, 1997, Executive shall be granted options (the "Options") to acquire 1,144 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"). The Options shall expire on the date that is ten years from the anniversary of the date hereof and shall become exercisable as follows: options for 572 shares of Common Stock shall become exercisable on the date hereof; options for 286


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shares of the Common Stock shall become exercisable on February 11, 1998; and
options for 286 shares of the Common Stock shall become exercisable on February 11, 1999. The Option Agreement is attached hereto as Exhibit A.




         3.   EXPENSES.

              (a) The Company will reimburse Executive for travel, entertainment and other expenses reasonably incurred or paid by him in connection with the performance of his duties under this Agreement, all upon presentation of appropriate vouchers or receipts and otherwise in accordance with the Company's expense reimbursement policies for senior executives.

              (b) Subject to presentation of receipts or other appropriate documentation, the Company will reimburse and make Executive "whole" including a tax gross up at an assumed marginal tax rate of 45% for the reasonable cost of relocating and moving himself, his family and his possessions from Houston, TX to the Raleigh-Durham, N.C. area, including the cost of temporary living quarters, transportation and meals for up to nine months.

         4.   TERMINATION OF EMPLOYMENT.

              (a) DEATH. Executive's employment hereunder shall terminate upon his death.

              (b) DISABILITY. The Company may terminate Executive's employment if he has been unable to perform his duties hereunder for a period of three consecutive months and if he has not resumed on a full-time basis the performance of such duties within thirty days after written notice from the Company of its intent to terminate his employment due to disability.

              (c) TERMINATION BY BOARD OF DIRECTORS. The Board of Directors of the Company may terminate Executive's employment hereunder with or without cause at any time.

              (d) TERMINATION BY EXECUTIVE. Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean (1) a substantial reduction of Executive's duties, position, authority or responsibilities hereunder, (2) material breach by the Company of its obligations under paragraph 2 hereof if not remedied within thirty days after written notice from Executive, (3) a significant reduction of Executive's duties, position, authority or responsibility following a change of control of the Company (within the meaning of Section 280G of the Internal Revenue Code of 1986), or (4) if Executive's Annual Salary is reduced by more than $10,000.


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              (e)  EFFECT OF TERMINATION.

                   (1) DEATH. If Executive's employment terminates by reason of his death, then the Company shall have no obligation to make any further payments or provide any further benefits hereunder for any period of time subsequent to the date of such termination.

                   (2) DISABILITY. If Executive's employment is terminated by the Company by reason of Executive's disability, then the Company shall have no obligation to make any further payments or provide any further benefits hereunder for any period of time subsequent to the date of such termination, except pursuant to Company maintained insurance policies.

                   (3) TERMINATION WITHOUT GOOD REASON. If Executive's employment is terminated by Executive without Good Reason, then the Company shall have no obligation to make any further payments or provide any further benefits hereunder for any period subsequent to the date of such termination.

                   (4) OTHER TERMINATION. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, then, subject to Executive's continuing compliance with
         Section 5 hereof, Executive will be entitled to be paid, in a lump sum, upon such termination an amount equal to one year's annual compensation at the rate then in effect and all other compensation and benefits to which Executive is the entitled for one year from the date of termination and the Company will have no obligation to provide any other payments or benefits hereunder for any period of time subsequent to such termination. For this purpose, "Cause" means (1) willful failure or refusal by Executive to carry out specific directions of the Board consistent with the provisions hereof or to perform a material part of the duties assigned to him hereunder, or willful violation by Executive of any material provisions of this Agreement, which failure, refusal or violation is not remedied by Executive within 30 days after written notice from the Company, (2) commission by Executive of a felony involving moral turpitude, or (3) gross negligence by Executive in the performance of Executive's duties, all as determined by the Board. Executive acknowledges and agrees that his sole and exclusive remedy for termination pursuant to subparagraph 4 hereof shall be the amounts payable hereunder, and Executive shall have no other recourse at law or in equity as to any termination by the Company without Cause.


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         5.   RESTRICTIVE COVENANTS.

              (a) CONFIDENTIAL INFORMATION. Executive acknowledges that, during the course of his employment hereunder, he will have access to confidential information, documents and other materials relating to the Company which are not generally known to persons outside the Company (whether conceived or developed by Executive or others) and confidential information, documents and other materials entrusted to the Company by third parties, including, without limitation, financial information, trade secrets, techniques, know-how, marketing and other business plans, data, strategies and forecasts, and the substance of arrangements and agreements with customers, suppliers and others (including arenas and ticket companies) (collectively, "Confidential Information"). Any Confidential Information conceived or developed by Executive during employment will be the exclusive property of the Company. Except as specifically authorized by the Company, Executive will not (during or after his employment hereunder) disclose Confidential Information to any third person, firm or entity or use Confidential Information for his own purposes or for the benefit of any third person, firm or entity other than (1) as may be legally required in response to any summons, order or subpoena issued by a court or governmental agency, or (2) such Confidential Information which is or becomes available to the general public through no act or failure to act by Executive.

              (b) NO DISPARAGEMENT. Executive will not, during the term hereof and at any time thereafter, make disparaging public remarks about the Company, its operations, its performance or any of its personnel. The Company will not, at any time after the termination of Executive's employment with the Company, make any disparaging public remarks about Executive.

              (c) COMPANY DOCUMENTS. Upon the termination of his employment, Executive will deliver to the Company all documents and other tangible property containing Confidential Information which are then in his possession or control.

              (d) COVENANT NOT TO COMPETE. Executive acknowledges that his duties hereunder and the services he will provide to the Company are of a special, unique, unusual and extraordinary character, which gives this Agreement particular value to the Company, and that it would be difficult to employ any individual or individuals to replace Executive in the performance of such duties and services. Therefore, during employment and for a period of twelve months after the termination of his employment for any reason, Executive will not, directly or indirectly, enter into, organize, control, engage in, be employed by, serve as a consultant to, be an officer or director of or have any direct or indirect investment in any business, person, partnership, association, firm or corporation engaged in the Research Triangle Area of North Carolina in any airline transportation business headquartered at the Raleigh-Durham International Airport in which the Company or any subsidiary or other affiliate thereof is engaged during Executive's employment with the Company and at the time of his termination of employment and with respect to which Executive has rendered substantial service. Nothing contained in this Agreement shall be

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construed to prevent Executive from owning at any time, directly or indirectly, as much as 10% of any class of equity securities issued by a corporation or other entity (other than the Company) which is publicly traded and registered under the Securities and Exchange Act of 1934, as amended. Executive and the Company agree that the provisions of the covenant not to compete are reasonable. However, if any court should determine that any aspect of the covenant not to compete is unreasonable either in period of time, geographical area or otherwise, the parties agree that the covenant not to compete should be interpreted and enforced to the maximum extent that such court deems reasonable. Any amounts (including, without limitation, unpaid salary and bonus) which would otherwise be payable following a breach by Executive of this Section will be forfeited by Executive (in addition to any other remedies available to the Company).

              (e) NONSOLICITATION OF EMPLOYEES. During employment and for a period of one year after the termination of his employment (or, if later, the period ending on the date an employee's employment agreement with the Company or any subsidiary or other affiliate thereof expires by its terms), Executive will not, directly or indirectly, solicit, induce or otherwise attempt to influence any employee of the Company or any subsidiary or other affiliate thereof to leave employment therewith.

              (f) REMEDIES. Executive acknowledges and agrees that damages in an action at law for breach of any of the provisions of this paragraph will be difficult to determine and will not afford a full and adequate remedy and, therefore, agrees that the Company, in addition to seeking damages in an action at law, may seek specific performance and such equitable or other remedies as may be available for breach of this paragraph, including, without limitation, the issuance of a temporary or permanent injunction, without the necessity of a
bond.   Notwithstanding anything to the contrary contained herein, in the event of a breach of this agreement by Executive, the Company shall not be entitled and may not recover damages from the Executive in an amount greater than the sum paid to Executive pursuant to Section 4(e)(4) hereof.

              (g) SURVIVAL. The obligations set forth in this paragraph 5 shall survive the termination of Executive's employment.

         6. NO IMPEDIMENT TO AGREEMENT. Except as otherwise disclosed herein, Executive is not, as of the date hereof, and will not be, during the period of his employment hereunder, employed under contract, oral or written, by any other person, firm or entity, and is not and will not be bound by the provisions of any restrictive covenant or confidentiality agreement, and is not aware of any other circumstance or condition (legal or otherwise) which would constitute an impediment to, or restriction upon, his ability to enter into this Agreement and to perform the duties of his employment hereunder.

         7. INDEMNIFICATION. The Company shall indemnify the Executive against all losses, including legal fees and expenses, arising from claims against the Executive in connection with the Executive's good faith execution of his employment hereunder, to the

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extent permitted by Delaware Corporation Law and the Company's certification of incorporation.

         8. NOTICES. Any notice under this Agreement must be in writing and will be deemed to have been given when personally delivered or mailed by first-class or express mail to the recipient at his or its last known address.

         9. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the interpretation of this Agreement in any other jurisdiction.

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to its conflicts of law provisions.

         11. SUCCESSORS AND ASSIGNS. The services and duties to be performed by Executive hereunder are personal and may not be assigned. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Executive, and his heirs and representatives. The Company may, and must, assign this Agreement to a successor in interest, and such successor in interest must affirmatively adopt and agree to fulfill all obligations to Executive hereunder.

         12. COMPLETE AGREEMENT. This Agreement supersedes any prior agreement, memorandum or understanding, and it constitutes the entire agreement between the parties, concerning the subject matter hereof. No amendment hereto, or waivers or releases of obligations or liabilities hereunder, shall be effective unless agreed to in writing by the parties hereto.

         13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                  MIDWAY AIRLINES CORPORATION



                                  By: _______________________
                                  Name:
                                  Title:


                                  ROBERT R. FERGUSON III



                                  ___________________________





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